AMENDMENT NO. 6

TO LEASE

[Elk Creek Owned]

THIS AMENDMENT NO. 6 TO LEASE (the “Amendment”), effective December 21, 2018 (the “Amendment Date”), is by and between RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company (“Lessor”), and RAMACO RESOURCES, LLC, a Delaware limited liability company (“Lessee”).

Recitals

WHEREAS, Lessor and Lessee entered into that certain Lease dated as of August 20, 2015, as amended by that certain Amendment No. 1 to Lease, effective December 31, 2015 (the “First Amendment”), which First Amendment was superseded in its entirety by that certain Amendment No. 2 to Lease, effective March 31, 2016, as amended by that certain Amendment No. 3 to Lease, effective August 31, 2016, that certain Amendment No. 4 to Lease, effective January 12, 2017, and as further amended by that certain Amendment No. 5 to Lease, dated September 28, 2018 (as so amended, the “Lease”), which Lease is of record in the Office of the Clerk of the County Commission of Logan County, West Virginia, in Coal Lease Book 648, page 808;

WHEREAS, by that certain Special Warranty Deed, dated December 21, 2018, from The Bruce McDonald Holding Company, et. al. (the “McDonald Deed”), of record in the Office of the Clerk of the County Commission of Logan County, West Virginia in Deed Book 648, page 794,  Lessor acquired the Alma seam of coal in, on or under that certain tract of real property containing approximately 11.3 acres, more or less, and more particularly described in the McDonald Deed (the “Additional Property”); and

WHEREAS, Lessor and Lessee desire to add the Additional Property to the Lease under the terms set forth in this Amendment.

Agreement

NOW, THEREFORE, in consideration of the mutual agreements between the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1. Lease.  Lessor hereby demises, lease, and lets to Lessee the Alma seam of coal in, on or underlying the Additional Property, together with the right to mine the same using the methods, and with all of the rights and obligations set forth in the Lease with respect to such coal, and such coal shall hereafter be deemed to be included as Leased Coal.

2. One-Time Minimum Royalty.  In connection with this Amendment, Lessee shall pay a one-time minimum royalty, in arrears, in the amount of Fifty Thousand Dollars ($50,000.00), on or before July 20, 2019.  In the event Lessee pays tonnage royalty (as required under the Lease) on coal mined from the Additional Property and sold through June 30, 2019, sufficient to equal the one-time minimum royalty, no such one-time minimum royalty payment shall be required.  If Lessee does not mine sufficient coal from the Additional Property during such period to pay tonnage royalty equal to the one-time minimum royalty, then Lessee shall pay the difference between the one-time minimum royalty and the tonnage royalty, if any, paid for coal mined and sold from the Amendment Date through June 30, 2019.  The amount of one-time minimum royalty actually paid shall be fully recoupable by Lessee by crediting the same against tonnage royalty payments thereafter due to Lessor with respect to coal mined from the Additional Property only, until fully recouped by Lessee.  Lessee shall not be entitled to recoup tonnage royalty paid with respect to coal mined from the Additional Property and sold against minimum monthly royalty payments due under Section 4(A) of the Lease.
3. No Other Modifications. Except as expressly amended by this Amendment, all other terms and conditions of the Lease shall continue to remain in full force and effect.
4. Conflicting Language. To the extent that any language contained in the Lease conflicts with any language contained in this Amendment, the language contained in this Amendment shall control.

IN WITNESS WHEREOF, the parties acknowledge their agreement to the foregoing Amendment by causing their duly authorized representatives to sign below:

LESSOR: RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company
By: Name: Its:	/s/ Randall W. Atkins _____ Randall W. Atkins Authorized Agent

LESSEE: RAMACO RESOURCES, LLC, a Delaware limited liability company
By: Name: Its:	/s/ Michael D. Bauersachs Michael D. Bauersachs Authorized Agent